UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04-2591416

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way
South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement

On April 27, 2005, The Yankee Candle Company, Inc. (the “Company”) signed a commitment letter, including an attached term sheet (together, the “Commitment Letter”) with Citizens Bank of Massachusetts (“Citizens Bank”) and RBS Securities Corporation (“RBS Securities”). The Commitment Letter relates to a proposed $250 million senior unsecured revolving credit facility, of which $60 million is tentatively scheduled to come from Citizens Bank. RBS Securities Corporation agreed to undertake efforts to syndicate the balance of the credit facility to a group of financial institutions. The term sheet contemplates a credit facility with a five-year term, an interest rate based on Citizens Bank’s prime rate or LIBOR, and various financial covenants on the part of the Company. This credit facility would replace the Company’s existing revolving credit facility, which is comprised of two tranches: a $150 million tranche expiring on May 19, 2007 and a $50 million tranche expiring on May 18, 2005. The proposed terms set forth in the term sheet are subject to change, and the commitments by Citizens Bank and RBS Securities under the Commitment Letter are subject to a number of conditions, including completion of due diligence by the participating banks and the execution of definitive financing agreements on terms acceptable to the participating banks.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: May 3, 2005	By:	/s/ James A. Perley

James A. Perley, Senior Vice President and General Counsel